Exhibit 99.1

WEBSTER REPORTS
FIRST QUARTER 2022 EPS OF $(0.14); ADJUSTED EPS OF $1.24
STAMFORD, Conn., April 28, 2022 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A. and its HSA Bank division, today announced net (loss) income available to common shareholders of $(20.2) million, or $(0.14) per diluted share, for the quarter ended March 31, 2022, compared to $106.1 million, or $1.17 per diluted share, for the quarter ended March 31, 2021.
First quarter 2022 results reflect the impact of the January 31, 2022 merger with Sterling Bancorp ("Sterling") and include $279.5 million pre-tax, ($204.3 million after tax), or $1.38 per diluted share, of primarily merger-related expenses and initial non-purchase credit deteriorated (non-PCD) provision. Excluding these expenses, earnings per diluted share would have been $1.24 for the quarter ended March 31, 2022. Reported results prior to the first quarter of 2022 reflect legacy Webster Financial results only.
“This was a landmark quarter for Webster, as we closed our merger of equals with Sterling Bancorp,” said John R. Ciulla, President and Chief Executive Officer. “We are excited about our future as a combined entity, as we are adding scale, talent, and capabilities that will enhance our client experience. I am equally proud we were able to produce strong underlying business trends while at the same time combining these complementary organizations.”
Highlights for the first quarter of 2022:
•Completed merger with Sterling Bancorp, the parent company of Sterling National Bank, which closed effective January 31, 2022, creating an approximately $65 billion institution.
•Completed the acquisition of Bend Financial, Inc. which will advance our delivery of a differentiated modern approach to HSA management and engagement.
•Charges related to the merger, strategic initiatives, and initial non-PCD provision totaled $279.5 million.
•Revenue of $498.3 million.
•Current period includes a state deferred tax asset revaluation benefit of $9.9 million.
•Period end loan and lease balance of $43.5 billion; 80 percent commercial loans and leases, 20 percent consumer loans, and a loan to deposit ratio of 80 percent.
•Period end deposit balance of $54.4 billion.
•Provision totaled $188.8 million and included $175.1 million related to non-PCD loans and leases.
•Return on average assets of (0.12) percent; adjusted 1.37 percent (non-GAAP).
•Return on average tangible common equity of (1.36) percent; adjusted 17.01 percent (non-GAAP).
•Net interest margin of 3.21 percent includes net accretion of 0.29 percent.
•Common equity tier 1 ratio of 11.42 percent.
•Efficiency ratio (non-GAAP) of 48.73 percent.
•Tangible common equity ratio of 8.26 percent.
•Authorized to repurchase an additional $600 million in shares under Webster's existing share repurchase program.

“The power of our combined entity is already evident in our financial performance,” said Glenn MacInnes, Executive Vice President and Chief Financial Officer. “On an adjusted basis, we generated a return on assets of 1.37 percent and return on tangible common equity of 17 percent. We also exhibited meaningful growth in key product categories, and anticipate carrying this momentum into future periods.”
The first quarter results do not represent a full quarter of comparable combined earnings given the merger with Sterling Bancorp on January 31, 2022. Additionally, the increases in the balance sheet and income statement during the quarter are largely attributable to the merger.
Line of Business performance compared to the first quarter of 2021
Webster realigned its investment services related operations from Commercial Banking to Consumer Banking to deliver operational efficiencies and better serve its customers. As a result, effective January 1, 2022, $4.3 billion of assets under administration (off balance sheet) and $125 million of deposits were moved from Commercial Banking to Consumer Banking. In addition, the expense allocation approach was modified to exclude certain overhead and merger-related expenses that are not tied directly to segment performance. Prior period results have been recasted.

Commercial Banking
Webster’s Commercial Banking segment serves businesses that have more than $2 million of revenue through our business banking, middle market, asset-based lending, equipment finance, commercial real estate, sponsor finance, and treasury services business units. Additionally, our Wealth group provides wealth management solutions to business owners, operators, and consumers within our targeted markets and retail footprint. As of March 31, 2022, Commercial Banking had $34.9 billion in loans and leases and $21.5 billion in deposit balances.
Commercial Banking Operating Results:

			Percent
	Three months ended March 31,		Favorable/
(In thousands)	2022	2021	(Unfavorable)
Net interest income	$287,069	$141,486	102.9%
Non-interest income	38,743	18,376	110.8
Operating revenue	325,812	159,862	103.8
Non-interest expense	89,240	46,284	(92.8)
Pre-tax, pre-provision net revenue	$236,572	$113,578	108.3

			Percent
	At March 31,		Increase/
(In millions)	2022	2021	(Decrease)
Loans and leases	$34,928	$14,413	142.3%
Deposits	21,528	8,313	159.0
AUA / AUM (off balance sheet)	2,692	2,686	0.2
Pre-tax, pre-provision net revenue increased $123.0 million to $236.6 million in the quarter as compared to prior year. The increase in balances and income was largely attributable to the merger. Net interest income increased $145.6 million to $287.1 million, with $136.3 million driven by the merger, and $9.3 million due to loan and deposit growth in the legacy Webster portfolios. Non-interest income increased $20.4 million to $38.7 million, with $15.9 million driven by the merger, and $4.5 million driven by growth in loan related fees and client hedging activity. Non-interest expense increased $43.0 million to $89.2 million, with $37.9 million due to the merger, and $5.1 million driven by loan and deposit growth in the legacy Webster portfolios.

HSA Bank
Webster’s HSA Bank division offers a comprehensive consumer-directed healthcare solution that includes health savings accounts, health reimbursement arrangements, flexible spending accounts and commuter benefits. Health savings accounts are distributed nationwide directly to employers and individual consumers, as well as through national and regional insurance carriers, benefit consultants and financial advisors. As of March 31, 2022, HSA Bank had $11.6 billion in total footings comprising $7.8 billion in deposit balances and $3.8 billion in assets under administration through linked investment accounts.
On February 18, 2022 Webster closed on the acquisition of Bend Financial, Inc. Leveraging Bend’s cloud native technology, HSA Bank will accelerate our digital transformation and strengthen our technology to enhance customer experience.
HSA Bank Operating Results:

			Percent
	Three months ended March 31,		Favorable/
(In thousands)	2022	2021	(Unfavorable)
Net interest income	$44,577	$42,109	5.9%
Non-interest income	26,958	27,005	(0.2)
Operating revenue	71,535	69,114	3.5
Non-interest expense	36,409	36,005	(1.1)
Pre-tax, net revenue	$35,126	$33,109	6.1

			Percent
	At March 31,		Increase/
(Dollars in millions)	2022	2021	(Decrease)
Number of accounts (thousands)	3,067	3,040	0.9%

Deposits	$7,805	$7,455	4.7
Linked investment accounts (off balance sheet)	3,761	3,118	20.6
Total footings	$11,566	$10,573	9.4

Pre-tax net revenue increased $2.0 million to $35.1 million in the quarter as compared to prior year. Net interest income increased $2.5 million to $44.6 million, primarily due to an increase in net deposit spread and growth in deposits. Non-interest income was flat at $27.0 million. Non-interest expense increased $0.4 million to $36.4 million, primarily due to incremental expenses from Bend's acquired business, partially offset by lower compensation and benefits costs.

Consumer Banking
Consumer Banking serves consumer and business banking customers primarily throughout southern New England and the New York Metro and Suburban markets. Consumer Banking is comprised of the Consumer Lending and Small Business Banking (businesses that have less than $2 million of revenue) business units, as well as a distribution network consisting of 202 banking centers and 359 ATMs, a customer care center, and a full range of web and mobile-based banking services. Additionally, our Webster Investment Services group provides investment services to consumers and small business owners within our targeted markets and retail footprint. As of March 31, 2022, Consumer Banking had $8.6 billion in loans and $24.1 billion in deposit balances, as well as $7.9 billion in assets under administration.
Consumer Banking Operating Results:

			Percent
	Three months ended March 31,		Favorable/
(In thousands)	2022	2021	(Unfavorable)
Net interest income	$136,580	$89,365	52.8%
Non-interest income	27,892	22,872	21.9
Operating revenue	164,472	112,237	46.5
Non-interest expense	95,747	75,311	(27.1)
Pre-tax, pre-provision net revenue	$68,725	$36,926	86.1

			Percent
	At March 31,		Increase/
(In millions)	2022	2021	(Decrease)
Loans	$8,589	$6,888	24.7%
Deposits	24,115	12,715	89.7
AUA (off balance sheet)	7,929	4,008	97.9
Pre-tax, pre-provision net revenue increased $31.8 million to $68.7 million in the quarter as compared to prior year. The increase in balances and income was largely attributable to the merger. Net interest income increased $47.2 million to $136.6 million, with $42.3 million driven by the merger, and $4.9 million driven by deposit and loan growth coupled with lower interest paid on deposits. Non-interest income increased $5.0 million to $27.9 million, with $4.4 million driven by the merger and $0.6 million driven by higher deposit service fees. Non-interest expense increased $20.4 million to $95.7 million, primarily driven by the incremental expenses from the merger.

Consolidated financial performance:
Quarterly net interest income compared to the first quarter of 2021:
•Net interest income was $394.2 million compared to $223.8 million.
•Net interest margin was 3.21 percent compared to 2.92 percent. The yield on interest-earning assets increased by 25 basis points, and the cost of interest-bearing liabilities decreased by 3 basis points.
•Average interest-earning assets totaled $50.3 billion and increased by $19.2 billion, or 61.6 percent.
•Average loans and leases totaled $35.9 billion and grew by $14.4 billion, or 67.2 percent.
•Average deposits totaled $45.9 billion and grew by $17.6 billion, or 62.4 percent.
Quarterly provision for credit losses:
•The provision for credit losses reflects a $188.8 million provision in the quarter, contributing to a $268.2 million increase in the allowance for credit losses on loans and leases. The provision for the quarter includes $175.1 million associated with day one accounting provision required for loans and leases acquired during the quarter from the Sterling merger. The provision for credit losses reflected a benefit of $15.0 million in the prior quarter compared to a benefit of $25.8 million a year ago.
•Net charge-offs were $8.9 million, compared to net recoveries of $(1.2) million in the prior quarter and net charge-offs of $5.3 million a year ago. The ratio of net charge-offs (recoveries) to average loans and leases on an annualized basis was 0.10 percent, compared to (0.02) percent in the prior quarter and 0.10 percent a year ago.
•The allowance for credit losses on loans and leases represented 1.31 percent of total loans and leases at March 31, 2022, compared to 1.35 percent at December 31, 2021 and 1.54 percent at March 31, 2021. The allowance represented 229 percent of nonperforming loans and leases at March 31, 2022 compared to 274 percent at December 31, 2021 and 218 percent at March 31, 2021.
Quarterly non-interest income compared to the first quarter of 2021:
•Total non-interest income was $104.0 million compared to $76.8 million, an increase of $27.2 million. The increase primarily reflects the two month impact of the merger with Sterling.

Quarterly non-interest expense compared to the first quarter of 2021:
•Total non-interest expense was $359.8 million compared to $188.0 million, an increase of $171.8 million. Total non-interest expense includes a net $104.4 million of merger and strategic initiative charges compared to $9.4 million of strategic initiative charges a year ago. Excluding those charges, total non-interest expense increased $76.8 million which primarily reflects the two month impact of the merger with Sterling.
Quarterly income taxes compared to the first quarter of 2021:
•Income tax (benefit) expense was $(33.6) million compared to $30.2 million, and the effective tax benefit rate was (66.7) percent compared to an effective tax rate of 21.8 percent. The income tax benefit in the current quarter reflects the pre-tax loss, coupled with the effects of tax-exempt income and tax credits, and includes $9.3 million of net tax benefits related to the merger.
Investment securities:
•Total investment securities, net were $15.1 billion, compared to $10.4 billion at December 31, 2021 and $8.9 billion at March 31, 2021. All investment securities acquired from the merger were classified as available-for-sale. The carrying value of the available-for-sale portfolio included $328.4 million of net unrealized losses, compared to net unrealized gains of $7.2 million at December 31, 2021 and $51.3 million at March 31, 2021. The carrying value of the held-to-maturity portfolio does not reflect $270.8 million of net unrealized losses, compared to net unrealized gains of $82.6 million at December 31, 2021 and $162.6 million at March 31, 2021.
Loans and Leases:
•Total loans and leases were $43.5 billion, compared to $22.3 billion at December 31, 2021 and $21.3 billion at March 31, 2021. Compared to December 31, 2021, commercial loans and leases increased by $8.8 billion, commercial real estate loans and leases increased by $11.0 billion, residential mortgages increased by $1.4 billion, and consumer loans increased by $88.3 million.
•Compared to a year ago, commercial loans and leases increased by $8.9 billion, commercial real estate loans and leases increased by $11.2 billion, and residential mortgages increased by $2.1 billion, while consumer loans decreased by $89.7 million.
•Loan originations for the portfolio were $2.570 billion, compared to $2.553 billion in the prior quarter and $1.807 billion a year ago. In addition, $23 million of residential loans were originated for sale in the quarter, compared to $42 million in the prior quarter and $81 million a year ago.

Asset quality:
•Total nonperforming loans and leases were $248.1 million, or 0.57 percent of total loans and leases, compared to $109.8 million, or 0.49 percent of total loans and leases, at December 31, 2021 and $150.4 million, or 0.71 percent of total loans and leases, at March 31, 2021. As of March 31, 2022, $115.1 million of nonperforming loans and leases were contractually current.
•Past due loans and leases were $73.0 million, compared to $21.9 million at December 31, 2021 and $20.4 million at March 31, 2021.
Deposits and borrowings:
•Total deposits were $54.4 billion, compared to $29.8 billion at December 31, 2021 and $28.5 billion at March 31, 2021. Core deposits to total deposits were 94.8 percent, compared to 94.0 percent at December 31, 2021 and 92.2 percent at March 31, 2021. The loan to deposit ratio was 80.1 percent, compared to 74.6 percent at December 31, 2021 and 74.8 percent at March 31, 2021.
•Total borrowings were $1.6 billion, compared to $1.2 billion at both December 31, 2021 and March 31, 2021.
Capital:
•The return on average common shareholders’ equity and the return on average tangible common shareholders’ equity were (1.25) percent and (1.36) percent, respectively, compared to 13.65 percent and 16.79 percent, respectively, in the first quarter of 2021.
•The tangible equity and tangible common equity ratios were 8.72 percent and 8.26 percent, respectively, compared to 8.30 percent and 7.85 percent, respectively, at March 31, 2021. The common equity tier 1 risk-based capital ratio was 11.42 percent, compared to 11.89 percent at March 31, 2021.
•Book value and tangible book value per common share were $44.32 and $28.94, respectively, compared to $34.60 and $28.41, respectively, at March 31, 2021.

***

Webster Financial Corporation (NYSE:WBS) is the holding company for Webster Bank, N.A. and its HSA Bank Division. Webster is a leading commercial bank in the Northeast that provides a wide range of digital and traditional financial solutions across three differentiated lines of business: Commercial Banking, Consumer Banking and its HSA Bank division, one of the country's largest providers of employee benefits solutions. Headquartered in Stamford, CT, Webster is a values-driven organization with $65 billion in assets. Its core footprint spans the northeastern U.S. from New York to Massachusetts, with certain businesses operating in extended geographies. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call
A conference call covering Webster’s first quarter 2022 earnings announcement will be held today, Thursday, April 28, 2022 at 9:00 a.m. Eastern Time. To listen to the live call, please dial 877-407-8289, or 201-689-8341 for international callers. The webcast, along with related slides, will be available on the Webster website (www.wbst.com). A replay of the conference call will be available for one week via the website listed above, beginning at approximately 11:00 a.m. (Eastern) on April 28, 2022. To access the replay, dial 877-660-6853, or 201-612-7415 for international callers. The replay conference ID number is 13728411.

Media Contact
Alice Ferreira, 203-578-2610
acferreira@websterbank.com

Investor Contact
Emlen Harmon, 212-309-7646
eharmon@websterbank.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) our ability to successfully integrate the operations of Webster and Sterling Bancorp and realize the anticipated benefits of the merger; (2) our ability to successfully execute our business plan and strategic initiatives, and manage any risks or uncertainties; (3) our ability to successfully achieve the anticipated cost reductions and operating efficiencies from planned strategic initiatives, including process automation, organization simplification, and spending reductions, and avoid any higher than anticipated costs or delays in the ongoing implementation; (4) local, regional, national, and international economic conditions and the impact they may have on us and our customers; (5) volatility and disruption in national and international financial markets, including as a result of geopolitical conflict such as the war between Russia and Ukraine; (6) the potential adverse effects of the ongoing novel coronavirus (COVID-19) pandemic, or other unusual and infrequently occurring events, and any governmental or societal responses thereto; (7) changes in laws and regulations, including those concerning banking, taxes, dividends, securities, insurance, and healthcare, with which we and our subsidiaries must comply; (8) adverse conditions in the securities markets that lead to impairment in the value of our investment securities and goodwill; (9) inflation, changes in interest rates, and monetary fluctuations; (10) the replacement of and transition from the London Interbank Offered Rate (LIBOR) to the Secured Overnight Financing Rate (SOFR) as the primary interest rate benchmark; (11) the timely development and acceptance of new products and services and the perceived value of those products and services by customers; (12) changes in deposit flows, consumer spending, borrowings, and savings habits; (13) our ability to implement new technologies and maintain secure and reliable technology systems; (14) the effects of any cyber threats, attacks or events or fraudulent activity; (15) performance by our counterparties and vendors; (16) our ability to increase market share and control expenses; (17) changes in the competitive environment among banks, financial holding companies, and other financial services providers; (18) changes in the level of non-performing assets and charge-offs; (19) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (20) the effect of changes in accounting policies and practices applicable to us, including the impact of recently adopted accounting guidance; (21) legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; (22) our ability to appropriately address social, environmental, and sustainability concerns that may arise from our business activities; and (23) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income, ROATCE, and other performance ratios, in each case as adjusted, is included in the accompanying selected financial highlights table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021

Income and performance ratios:
Net (loss) income	$(16,747)	$111,038	$95,713	$94,035	$108,078
Net (loss) income available to common shareholders	(20,178)	109,069	93,745	92,066	106,109
Earnings (loss) per diluted common share	(0.14)	1.20	1.03	1.01	1.17
Return on average assets	(0.12)%	1.26%	1.10%	1.12%	1.31%
Return on average tangible common shareholders' equity (non-GAAP)	(1.36)	16.23	14.16	14.26	16.79
Return on average common shareholders’ equity	(1.25)	13.35	11.61	11.63	13.65
Non-interest income as a percentage of total revenue	20.88	28.44	26.73	24.77	25.54

Asset quality:
Allowance for credit losses on loans and leases	$569,371	$301,187	$314,922	$307,945	$328,351
Nonperforming assets	251,206	112,590	104,209	123,497	152,808
Allowance for credit losses on loans and leases / total loans and leases	1.31%	1.35%	1.46%	1.43%	1.54%
Net charge-offs (recoveries) / average loans and leases (annualized)	0.10	(0.02)	0.02	(0.02)	0.10
Nonperforming loans and leases / total loans and leases	0.57	0.49	0.47	0.56	0.71
Nonperforming assets / total loans and leases plus OREO	0.58	0.51	0.48	0.57	0.72
Allowance for credit losses on loans and leases / nonperforming loans and leases	229.48	274.36	309.44	255.05	218.29

Other ratios:
Tangible equity (non-GAAP)	8.72%	8.39%	8.12%	8.35%	8.30%
Tangible common equity (non-GAAP)	8.26	7.97	7.71	7.91	7.85
Tier 1 risk-based capital (a)	12.01	12.32	12.39	12.30	12.55
Total risk-based capital (a)	14.37	13.64	13.79	13.70	14.08
Common equity tier 1 risk-based capital (a)	11.42	11.72	11.77	11.66	11.89
Shareholders’ equity / total assets	12.55	9.85	9.57	9.86	9.84
Net interest margin	3.21	2.73	2.80	2.82	2.92
Efficiency ratio (non-GAAP)	48.73	54.85	54.84	56.64	58.46

Equity and share related:
Common equity	$7,893,156	$3,293,288	$3,241,152	$3,184,668	$3,127,891
Book value per common share	44.32	36.36	35.78	35.15	34.60
Tangible book value per common share (non-GAAP)	28.94	30.22	29.63	28.99	28.41
Common stock closing price	56.12	55.84	54.46	53.34	55.11
Dividends declared per common share	0.40	0.40	0.40	0.40	0.40
Common shares issued and outstanding	178,102	90,584	90,588	90,594	90,410
Weighted-average common shares outstanding - Basic	147,394	90,052	90,038	90,027	89,809
Weighted-average common shares outstanding - Diluted	147,533	90,284	90,232	90,221	90,108
(a) Presented as preliminary for March 31, 2022 and actual for the remaining periods.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	March 31, 2022	December 31, 2021	March 31, 2021
Assets:
Cash and due from banks	$240,435	$137,385	$160,703
Interest-bearing deposits	552,778	324,185	1,210,958
Securities:
Available for sale	8,744,897	4,234,854	3,313,980
Held to maturity, net	6,362,254	6,198,125	5,567,785
Total securities, net	15,107,151	10,432,979	8,881,765
Loans held for sale	17,970	4,694	17,262
Loans and Leases:
Commercial	17,386,139	8,576,786	8,437,487
Commercial real estate	17,584,947	6,603,180	6,338,056
Residential mortgages	6,798,199	5,412,905	4,668,945
Consumer	1,767,200	1,678,858	1,856,895
Total loans and leases	43,536,485	22,271,729	21,301,383
Allowance for credit losses on loans and leases	(569,371)	(301,187)	(328,351)
Loans and leases, net	42,967,114	21,970,542	20,973,032
Federal Home Loan Bank and Federal Reserve Bank stock	206,123	71,836	77,674
Premises and equipment, net	490,004	204,557	220,982
Goodwill and other intangible assets, net	2,738,353	556,242	559,617
Cash surrender value of life insurance policies	1,222,898	572,305	567,298
Deferred tax asset, net	178,042	109,405	80,235
Accrued interest receivable and other assets	1,410,616	531,469	509,511
Total Assets	$65,131,484	$34,915,599	$33,259,037

Liabilities and Shareholders' Equity:
Deposits:
Demand	$13,570,702	$7,060,488	$6,680,114
Health savings accounts	7,804,858	7,397,582	7,455,181
Interest-bearing checking	9,579,839	4,182,497	3,792,309
Money market	11,964,649	3,718,953	3,015,565
Savings	8,615,138	5,689,739	5,304,532
Certificates of deposit	2,821,097	1,797,770	2,234,133
Total deposits	54,356,283	29,847,029	28,481,834
Securities sold under agreements to repurchase and other borrowings	518,733	674,896	498,378
Federal Home Loan Bank advances	10,903	10,997	138,554
Long-term debt	1,078,274	562,931	566,480
Accrued expenses and other liabilities	990,156	381,421	300,863
Total liabilities	56,954,349	31,477,274	29,986,109
Preferred stock	283,979	145,037	145,037
Common shareholders' equity	7,893,156	3,293,288	3,127,891
Total shareholders’ equity	8,177,135	3,438,325	3,272,928
Total Liabilities and Shareholders' Equity	$65,131,484	$34,915,599	$33,259,037

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three Months Ended March 31,
(In thousands, except per share data)	2022	2021
Interest income:
Interest and fees on loans and leases	$346,276	$190,536
Interest and dividends on securities	63,526	44,947
Loans held for sale	26	91
Total interest income	409,828	235,574
Interest expense:
Deposits	7,399	6,439
Borrowings	8,181	5,371
Total interest expense	15,580	11,810
Net interest income	394,248	223,764
Provision for credit losses	188,845	(25,750)
Net interest income after provision for loan and lease losses	205,403	249,514
Non-interest income:
Deposit service fees	47,827	40,469
Loan and lease related fees	22,679	8,313
Wealth and investment services	10,597	9,403
Mortgage banking activities	428	2,642
Increase in cash surrender value of life insurance policies	6,732	3,533
Other income	15,772	12,397
Total non-interest income	104,035	76,757
Non-interest expense:
Compensation and benefits	184,002	107,600
Occupancy	18,615	15,650
Technology and equipment	55,401	28,516
Marketing	3,509	2,504
Professional and outside services	54,091	9,776
Intangible assets amortization	6,387	1,139
Loan workout expenses	680	394
Deposit insurance	5,222	3,956
Other expenses	31,878	18,447
Total non-interest expense	359,785	187,982
(Loss) income before income taxes	(50,347)	138,289
Income tax (benefit) expense	(33,600)	30,211
Net (loss) income	(16,747)	108,078
Preferred stock dividends	(3,431)	(1,969)
Net (loss) income available to common shareholders	$(20,178)	$106,109

Weighted-average common shares outstanding - Diluted	147,533	90,108

(Loss) Earnings per common share:
Basic	$(0.14)	$1.18
Diluted	(0.14)	1.17

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Interest income:
Interest and fees on loans and leases	$346,276	$189,985	$196,273	$185,919	$190,536
Interest and dividends on securities	63,526	45,990	43,362	45,586	44,947
Loans held for sale	26	45	57	53	91
Total interest income	409,828	236,020	239,692	231,558	235,574
Interest expense:
Deposits	7,399	4,027	4,571	5,094	6,439
Borrowings	8,181	5,211	5,430	5,612	5,371
Total interest expense	15,580	9,238	10,001	10,706	11,810
Net interest income	394,248	226,782	229,691	220,852	223,764
Provision for credit losses	188,845	(15,000)	7,750	(21,500)	(25,750)
Net interest income after provision for loan and lease losses	205,403	241,782	221,941	242,352	249,514
Non-interest income:
Deposit service fees	47,827	40,544	40,258	41,439	40,469
Loan and lease related fees	22,679	9,602	10,881	7,862	8,313
Wealth and investment services	10,597	10,111	9,985	10,087	9,403
Mortgage banking activities	428	733	1,525	1,319	2,642
Increase in cash surrender value of life insurance policies	6,732	3,627	3,666	3,603	3,533
Other income	15,772	25,521	17,460	8,392	12,397
Total non-interest income	104,035	90,138	83,775	72,702	76,757
Non-interest expense:
Compensation and benefits	184,002	109,283	105,352	97,754	107,600
Occupancy	18,615	13,256	12,430	14,010	15,650
Technology and equipment	55,401	28,750	28,441	27,124	28,516
Marketing	3,509	2,599	3,721	3,227	2,504
Professional and outside services	54,091	9,360	7,074	21,025	9,776
Intangible assets amortization	6,387	1,118	1,124	1,132	1,139
Loan workout expenses	680	244	203	327	394
Deposit insurance	5,222	4,234	3,855	3,749	3,956
Other expenses	31,878	21,009	18,037	18,680	18,447
Total non-interest expense	359,785	189,853	180,237	187,028	187,982
(Loss) income before income taxes	(50,347)	142,067	125,479	128,026	138,289
Income tax (benefit) expense	(33,600)	31,029	29,766	33,991	30,211
Net (loss) income	(16,747)	111,038	95,713	94,035	108,078
Preferred stock dividends	(3,431)	(1,969)	(1,968)	(1,969)	(1,969)
Net (loss) income available to common shareholders	$(20,178)	$109,069	$93,745	$92,066	$106,109

Weighted-average common shares outstanding - Diluted	147,533	90,284	90,232	90,221	90,108

(Loss) earnings per common share:
Basic	$(0.14)	$1.20	$1.03	$1.02	$1.18
Diluted	(0.14)	1.20	1.03	1.01	1.17

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Three Months Ended March 31,
		2022			2021
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$35,912,829	$349,417	3.90%	$21,481,320	$191,288	3.57%
Investment securities (a)	13,421,543	67,269	2.02	8,890,075	46,277	2.12
Federal Home Loan and Federal Reserve Bank stock	166,357	821	2.00	77,632	237	1.24
Interest-bearing deposits (b)	799,265	453	0.23	680,367	176	0.10
Loans held for sale	17,918	26	0.58	14,351	91	2.54
Total interest-earning assets	50,317,912	$417,986	3.33%	31,143,745	$238,069	3.08%
Non-interest-earning assets	4,490,665			1,982,315
Total Assets	$54,808,577			$33,126,060

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$11,263,282	$—	—%	$6,436,858	$—	—%
Health savings accounts	7,759,465	1,087	0.06	7,451,175	1,607	0.09
Interest-bearing checking, money market and savings	24,316,436	5,019	0.08	11,995,473	1,720	0.06
Certificates of deposit	2,544,286	1,293	0.21	2,371,026	3,112	0.53
Total deposits	45,883,469	7,399	0.07	28,254,532	6,439	0.09

Securities sold under agreements to repurchase and other borrowings	577,039	957	0.66	522,728	635	0.49
Federal Home Loan Bank advances	10,936	56	2.03	135,787	513	1.51
Long-term debt (a)	896,310	7,168	3.34	567,058	4,223	3.23
Total borrowings	1,484,285	8,181	2.26	1,225,573	5,371	1.82
Total interest-bearing liabilities	47,367,754	$15,580	0.13%	29,480,105	$11,810	0.16%
Non-interest-bearing liabilities	749,333			391,752
Total liabilities	48,117,087			29,871,857

Preferred stock	236,121			145,037
Common shareholders' equity	6,455,369			3,109,166
Total shareholders' equity	6,691,490			3,254,203
Total Liabilities and Shareholders' Equity	$54,808,577			$33,126,060
Tax-equivalent net interest income		402,406			226,259
Less: tax-equivalent adjustments		(8,158)			(2,495)
Net interest income		$394,248			$223,764
Net interest margin			3.21%			2.92%

(a) For the purposes of our average yield/rate and margin computations, unsettled trades on investment securities and unrealized gain (loss) balances on securities available-for-sale and senior fixed-rate notes hedges are excluded.
(b) Interest-bearing deposits is a component of cash and cash equivalents.

WEBSTER FINANCIAL CORPORATION Five Quarter Loan and Lease Balances (unaudited)
(Dollars in thousands)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Loan and Lease Balances (actual):
Commercial non-mortgage	$15,578,594	$7,509,538	$7,172,345	$7,473,758	$7,530,066
Asset-based lending	1,807,545	1,067,248	986,782	943,961	907,421
Commercial real estate	17,584,947	6,603,180	6,522,679	6,410,672	6,338,056
Residential mortgages	6,798,199	5,412,905	5,167,527	4,856,302	4,668,945
Consumer	1,767,200	1,678,858	1,731,002	1,790,308	1,856,895
Total Loan and Lease Balances	43,536,485	22,271,729	21,580,335	21,475,001	21,301,383
Allowance for credit losses on loans and leases	(569,371)	(301,187)	(314,922)	(307,945)	(328,351)
Loans and Leases, net	$42,967,114	$21,970,542	$21,265,413	$21,167,056	$20,973,032

Loan and Lease Balances (average):
Commercial non-mortgage	$12,568,454	$7,304,985	$7,280,258	$7,545,398	$7,650,367
Asset-based lending	1,540,301	1,010,874	956,535	937,580	896,093
Commercial real estate	13,732,925	6,575,865	6,510,100	6,365,830	6,303,765
Residential mortgages	6,322,495	5,309,127	5,036,329	4,738,859	4,720,703
Consumer	1,748,654	1,701,250	1,755,291	1,825,772	1,910,392
Total Loan and Lease Balances	$35,912,829	$21,902,101	$21,538,513	$21,413,439	$21,481,320

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets and Past Due Loans and Leases (unaudited)
(Dollars in thousands)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Nonperforming loans and leases:
Commercial non-mortgage	$108,460	$63,553	$40,774	$57,831	$60,103
Asset-based lending	5,494	2,114	2,139	2,403	2,430
Commercial real estate	74,581	5,058	15,972	12,687	13,743
Residential mortgages	27,318	15,591	19,327	21,467	42,708
Consumer	32,258	23,462	23,558	26,353	31,437
Total nonperforming loans and leases	$248,111	$109,778	$101,770	$120,741	$150,421

Other real estate owned and repossessed assets:
Commercial non-mortgage	$—	$—	$—	$—	$102
Residential mortgages	2,582	2,276	1,759	1,934	1,695
Consumer	513	536	680	822	590
Total other real estate owned and repossessed assets	$3,095	$2,812	$2,439	$2,756	$2,387
Total nonperforming assets	$251,206	$112,590	$104,209	$123,497	$152,808

Past due 30-89 days:
Commercial non-mortgage	$8,025	$9,340	$5,537	$3,154	$7,395
Asset-based lending	24,103	—	—	—	—
Commercial real estate	22,053	921	821	1,679	699
Residential mortgages	9,307	3,561	3,447	4,690	5,241
Consumer	9,379	5,576	7,158	8,829	7,036
Total past due 30-89 days	72,867	19,398	16,963	18,352	20,371
Past due 90 days or more and accruing	124	2,507	107	25	50
Total past due loans and leases	$72,991	$21,905	$17,070	$18,377	$20,421

Five Quarter Changes in the Allowance for Credit Losses on Loans and Leases (unaudited)
	For the Three Months Ended
(Dollars in thousands)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
ACL on loans and leases, beginning balance	$301,187	$314,922	$307,945	$328,351	$359,431
Initial allowance on PCD loans and leases (1)	88,045	—	—	—	—
Provision	189,068	(14,980)	7,898	(21,574)	(25,759)
Charge-offs:
Commercial portfolio	11,248	799	1,723	594	6,321
Consumer portfolio	1,120	1,382	2,053	2,808	2,974
Total charge-offs	12,368	2,181	3,776	3,402	9,295
Recoveries:
Commercial portfolio	1,364	1,107	142	836	1,636
Consumer portfolio	2,075	2,319	2,713	3,734	2,338
Total recoveries	3,439	3,426	2,855	4,570	3,974
Total net charge-offs (recoveries)	8,929	(1,245)	921	(1,168)	5,321
ACL on loans and leases, ending balance	$569,371	$301,187	$314,922	$307,945	$328,351

ACL on unfunded loan commitments, beginning balance	$13,104	$12,170	$11,974	$12,800	$12,755
Acquisition of Sterling	6,749	—	—	—	—
Provision	(213)	934	196	(826)	45
ACL on unfunded loan commitments, ending balance	$19,640	$13,104	$12,170	$11,974	$12,800
Total ending balance	$589,011	$314,291	$327,092	$319,919	$341,151
(1)Represents the establishment of the initial reserve for PCD loans and leases net of $48 million in charge-offs recognized upon completion of the merger in accordance with GAAP.

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures
The Company evaluates its business based on certain ratios that utilize non-GAAP financial measures. The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results and financial position of the Company. Other companies may define or calculate supplemental financial data differently.
The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding certain non-operational items. Return on average tangible common shareholders' equity measures the Company’s net income available to common shareholders, adjusted for the tax-effected amortization of intangible assets, as a percentage of average shareholders’ equity less average preferred stock and average goodwill and intangible assets. The tangible equity ratio represents shareholders’ equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets. The tangible common equity ratio represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by total assets less goodwill and intangible assets. Tangible book value per common share represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by common shares outstanding at the end of the period. Core deposits express total deposits less certificates of deposit and brokered time deposits. Adjusted net income (loss) available to common shareholders, adjusted diluted earnings per share (EPS), adjusted ROATCE, and adjusted ROAA are calculated by excluding after tax non-operational items including merger-related expenses and the initial non-PCD provision related to the merger. See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP.

	At or for the Three Months Ended
(In thousands, except per share data)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Efficiency ratio:
Non-interest expense	$359,785	$189,853	$180,237	$187,028	$187,982
Less: Foreclosed property activity	(75)	(347)	(142)	(137)	91
Intangible assets amortization	6,387	1,118	1,124	1,132	1,139
Operating lease depreciation	1,632	—	—	—	—
Strategic initiatives	(4,140)	600	(4,011)	1,138	9,441
Merger related	108,495	10,560	9,847	17,047	—
Debt prepayment costs	—	2,526	—	—	—
Non-interest expense	$247,486	$175,396	$173,419	$167,848	$177,311
Net interest income	$394,248	$226,782	$229,691	$220,852	$223,764
Add: Tax-equivalent adjustment	8,158	2,397	2,434	2,487	2,495
Non-interest income	104,035	90,138	83,775	72,702	76,757
Other	3,082	431	327	309	277
Less: Operating lease depreciation	1,632	—	—	—	—
Income	$507,891	$319,748	$316,227	$296,350	$303,293
Efficiency ratio	48.73%	54.85%	54.84%	56.64%	58.46%

Return on average tangible common shareholders' equity:
Net (loss) income	$(16,747)	$111,038	$95,713	$94,035	$108,078
Less: Preferred stock dividends	3,431	1,969	1,968	1,969	1,969
Add: Intangible assets amortization, tax-effected	5,046	883	888	894	900
(Loss) income adjusted for preferred stock dividends and intangible assets amortization	$(15,132)	$109,952	$94,633	$92,960	$107,009
(Loss) income adjusted for preferred stock dividends and intangible assets amortization, annualized basis	$(60,528)	$439,808	$378,532	$371,840	$428,036
Average shareholders' equity	$6,691,490	$3,411,911	$3,375,401	$3,311,406	$3,254,203
Less: Average preferred stock	236,121	145,037	145,037	145,037	145,037
Average goodwill and other intangible assets	2,007,266	556,784	557,902	559,032	560,173
Average tangible common shareholders' equity	$4,448,103	$2,710,090	$2,672,462	$2,607,337	$2,548,993
Return on average tangible common shareholders' equity	(1.36)%	16.23%	14.16%	14.26%	16.79%

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures (continued)

	At or for the Three Months Ended
(In thousands, except per share data)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Tangible equity:
Shareholders' equity	$8,177,135	$3,438,325	$3,386,189	$3,329,705	$3,272,928
Less: Goodwill and other intangible assets	2,738,353	556,242	557,360	558,485	559,617
Tangible shareholders' equity	$5,438,782	$2,882,083	$2,828,829	$2,771,220	$2,713,311
Total assets	$65,131,484	$34,915,599	$35,374,258	$33,753,752	$33,259,037
Less: Goodwill and other intangible assets	2,738,353	556,242	557,360	558,485	559,617
Tangible assets	$62,393,131	$34,359,357	$34,816,898	$33,195,267	$32,699,420
Tangible equity	8.72%	8.39%	8.12%	8.35%	8.30%

Tangible common equity:
Tangible shareholders' equity	$5,438,782	$2,882,083	$2,828,829	$2,771,220	$2,713,311
Less: Preferred stock	283,979	145,037	145,037	145,037	145,037
Tangible common shareholders' equity	$5,154,803	$2,737,046	$2,683,792	$2,626,183	$2,568,274
Tangible assets	$62,393,131	$34,359,357	$34,816,898	$33,195,267	$32,699,420
Tangible common equity	8.26%	7.97%	7.71%	7.91%	7.85%

Tangible book value per common share:
Tangible common shareholders' equity	$5,154,803	$2,737,046	$2,683,792	$2,626,183	$2,568,274
Common shares outstanding	178,102	90,584	90,588	90,594	90,410
Tangible book value per common share	$28.94	$30.22	$29.63	$28.99	$28.41

Core deposits:
Total deposits	$54,356,283	$29,847,029	$30,026,327	$28,846,966	$28,481,834
Less: Certificates of deposit	2,821,097	1,797,770	1,884,373	2,014,544	2,234,133
Core deposits	$51,535,186	$28,049,259	$28,141,954	$26,832,422	$26,247,701

Three months ended March 31, 2022
Adjusted ROATCE:
Net (loss) income	$(16,747)
Less: Preferred stock dividends	3,431
Add: Intangible assets amortization, tax-effected	5,046
Strategic initiatives, tax-effected	(3,017)
Merger related, tax-effected	79,698
Initial non-PCD provision, tax-effected	127,585
Income adjusted for preferred stock dividends, intangible assets amortization, and other	$189,134
Income adjusted for preferred stock dividends, intangible assets amortization, and other, annualized basis	$756,536
Average shareholders' equity	$6,691,490
Less: Average preferred stock	236,121
Average goodwill and other intangible assets	2,007,266
Average tangible common shareholders' equity	$4,448,103
Adjusted return on average tangible common shareholders' equity	17.01%

Adjusted ROAA:
Net (loss) income	$(16,747)
Add: Strategic initiatives, tax-effected	(3,017)
Merger related, tax-effected	79,698
Initial non-PCD provision, tax-effected	127,585
Income adjusted for strategic initiatives, merger related, and initial non-PCD provision	$187,519
Income adjusted for strategic initiatives, merger related, and initial non-PCD provision, annualized basis	$750,076
Average assets	$54,808,577
Adjusted return on average assets	1.37%

(In millions, except per share data)
GAAP to adjusted reconciliation:
	Three months ended March 31, 2022
	Pre-Tax Income (Loss)	Net Income (Loss) Available to Common Shareholders	Diluted EPS
Reported (GAAP)	$(50.3)	$(20.2)	$(0.14)
Strategic initiatives	(4.1)	(3.0)	(0.02)
Merger related expenses	108.5	79.7	0.54
Non-PCD provision	175.1	127.6	0.86
Adjusted (non-GAAP)	$229.2	$184.1	$1.24